For Further Information Contact:

                             J. Gerald Bazewicz
                             President and
                             Chief Executive Officer
                             (570) 752-3671



                           Exhibit 99.1


         FIRST KEYSTONE CORPORATION APPOINTS NEW DIRECTOR


     October 25, 2001 - First Keystone Corporation, parent company of The First National Bank of Berwick, recently appointed Mr. Don E. Bower to the Board of Directors of both First Keystone Corporation and The First National Bank of Berwick.
     Mr. Bower is President of Don E. Bower, Inc. and Briar Meadows Development Corp. A lifelong resident of Berwick, he resides with his wife Joanne. They are the parents of three daughters Mrs. Thomas (Michelle) Kozak and Mrs. Scott (Jennifer) Berlin, Berwick, Mrs. Francesco (Sarah) Grieco, Lansdale, and a son D. Matthew Bower, Berwick.

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